Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of EESTech, Inc. (the “Company”) for the period ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Murray J. Bailey, Chief Executive Officer and President of the Company, hereby certify solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2023

/s/ Murray J. Bailey
Murray J. Bailey
Chief Executive Officer and President
(Principal Executive Officer and Principal Financial Officer)

This certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.